UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.     )

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☐	Definitive Proxy Statement.
☒	Definitive Additional Materials.
☐	Soliciting Material Pursuant to §240.14a-12.

ALLIED ESPORTS ENTERTAINMENT, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ALLIED ESPORTS ENTERTAINMENT, INC.

17877 Von Karman Avenue, Suite 300

Irvine, California 92614

PROXY STATEMENT SUPPLEMENT

October 14, 2021

To the Stockholders of Allied Esports Entertainment, Inc.:

This is a supplement (this “Supplement”) to the Proxy Statement of Allied Esports Entertainment, Inc. (the “Company” or “AESE”), dated August 23, 2021 (the “Proxy Statement”), that was sent to you in connection with the Company’s solicitation of stockholder proxies in connection with proposals to be considered by the Company’s stockholders at its 2021 Annual Meeting of Stockholders.

Terms that are used in this Supplement have the meanings set forth in the Proxy Statement, unless a new definition for such term is provided in this Supplement. The following information supersedes and supplements any conflicting information in the Proxy Statement.

The Company announced that its 2021 Annual Meeting of Stockholders, scheduled for October 14, 2021, was convened and adjourned without any business being conducted due to the fact that quorum was not present. The Annual Meeting will be reconvened to a later date to be determined by the Company’s Board of Directors.

Press Release

The Company issued the attached press release on October 14, 2021.

Allied Esports Entertainment Adjourns Annual Stockholder Meeting

IRVINE, Calif.--(BUSINESS WIRE)--Allied Esports Entertainment, Inc. (NASDAQ: AESE) (the “Company” or “AESE”), a global esports entertainment company, today announced that the Company convened and immediately adjourned its Annual Meeting of Shareholders on October 14, 2021, without any business being conducted, due to the fact that a quorum was not present. The Annual Meeting will be reconvened to a later date to be determined by the Company’s Board of Directors to allow the Company additional time to solicit proxies to obtain a quorum. The Company intends to file a press release announcing the date and time on which it will reconvene the Annual Meeting.

About Allied Esports Entertainment

Allied Esports Entertainment (NASDAQ: AESE) is a global esports entertainment venture dedicated to providing transformative live experiences, multiplatform content and interactive services to audiences worldwide. For more information, visit alliedesports.gg.

Forward Looking Statements

This communication contains certain forward-looking statements under federal securities laws. Forward-looking statements may include our statements regarding our goals, beliefs, strategies, objectives, plans, including product and service developments, future financial conditions, results or projections or current expectations. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” the negative of such terms, or other comparable terminology. These statements are subject to known and unknown risks, uncertainties, assumptions and other factors that may cause actual results to be materially different from those contemplated by the forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside our control, that could cause actual results or outcomes to differ materially from those discussed in these forward-looking statements. Important factors, among others, that may affect actual results or outcomes include: the ability to meet Nasdaq’s continued listing standards; our ability to execute on our business plan; the ability to retain key personnel; potential litigation; general economic and market conditions impacting demand for our services; a change in our plans to retain the net cash proceeds from the WPT sale transaction; our inability to enter into one or more future acquisition or strategic transactions using the net proceeds from the WPT sale transaction; and a decision not to pursue strategic options for the esports business. You should consider the areas of risk described in connection with any forward-looking statements that may be made herein. The business and operations of AESE are subject to substantial risks, which increase the uncertainty inherent in the forward-looking statements contained in this communication. Except as required by law, we undertake no obligation to release publicly the result of any revision to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Further information on potential factors that could affect our business is described under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020, as filed with the SEC on April 13, 2021. Readers are also urged to carefully review and consider the various disclosures we made in such Annual Report on Form 10-K.

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Investor Contact:

Lasse Glassen

Addo Investor Relations

lglassen@addo.com

424-238-6249

Media Contact:

Brian Fisher

Allied Esports Entertainment

brian@alliedesports.com